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                                                                    EXHIBIT 3.28

          ARTICLES OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF
            PARAGON IMAGING CONSULTANTS, INC. DATED JANUARY 28, 2004

           ARTICLES OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                                       OF
                       PARAGON IMAGING CONSULTANTS, INC.

         The undersigned corporation, in accordance with Section 607.1006 of the Florida Business Corporation Act, hereby adopts the following Articles of Amendment to its Certificate of Incorporation:

         1. The name of the corporation is Paragon Imaging Consultants, Inc.

         2. The Certificate of Incorporation is amended by the following resolution adopted by the shareholders on January 1, 2004:

         RESOLVED, that the officers of the Corporation be, and they hereby are, authorized to take the necessary measures to amend the Corporation's Certificate of Incorporation by changing the name of the Corporation from Cullman Emergency Physicians, Inc. to Cullman Emergency Physicians, Inc.

         3. The First Article of the Corporation's Certificate of Incorporation is hereby amended in its entirety so as to read, after amendment, as follows:

         FIRST:   The name of the corporation (hereinafter called the
         "Corporation") is Cullman Emergency Physicians, Inc.

         4. This Amendment has been adopted by the unanimous written action of all of the Directors and Shareholders of the corporation dated as of the 1st day of January, 2004.

         5.       This Amendment shall be effective January 1, 2004.

         IN WITNESS WHEREOF, the undersigned has executed and signed these Articles of Amendment on behalf of the corporation this 12th day of April, 2004.

                                     Paragon Imaging Consultants, Inc.

                                     By: /s/ John R. Stair
                                         ---------------------
                                         John R. Stair

Its: Assistant Secretary